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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)    March 21, 2005
                                                    --------------


                                POWER2SHIP, INC.
                                ----------------
             (Exact name of registrant as specified in its charter)


        Nevada                    000-25753            87-0449667
---------------------------     --------------         ------------
(State or other jurisdiction     (Commission          (IRS Employer
      of incorporation)           File Number)     Identification No.)


                903 Clint Moore Road, Boca Raton, Florida 33487
              ----------------------------------------- ---------
              (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code 561-998-7557
                                                            ------------

      --------------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

     On March 21, 2005 Power2Ship, through our indirect subsidiary Commodity Express Transportation, Inc., a Delaware corporation ("CET-DEL"), purchased certain assets of Commodity Express Transportation, Inc., a South Carolina based corporation engaged in the business of motor carriage ("CET-SC").

     Under the terms of the Mutual Agreement we purchased certain assets of Commodity Express Transportation including customer lists, back-shop equipment, office equipment, telecommunications equipment, certain contracts, five vehicle/trucks, for an purchase price of $100,000 in cash and the assumption of liabilities in the amount of $193,655, of which $100,000 is described in greater detail below. At the closing we also assumed certain leases related to the operation of the seller's business, including tractor and trailer leases, owner/operator leases and a warehouse lease. We also entered into leases with the seller to lease certain commercial property and certain trailers described
in greater detail below.   At closing we replaced certain deposits and letter of
credit previously made or issued on the seller's behalf with third parties in the aggregate amount of approximately $145,000 related to the operation of the seller's business, and we agreed to replace additional letters of credit totaling approximately $20,000 on or before June 10, 2005. The Mutual Agreement contains customary representations and warranties and cross-indemnification provisions.

     At closing we also entered into certain additional agreements, including:

     *     Trailer Leases. CET-DEL and Power2Ship entered into an equipment
           --------------
lease agreement with CET-SC to lease commercial trailers used to haul dry commodities. A schedule attached to this agreement specifies the monthly lease charge, ranging from $170 to $240, and the lease expiration date, ranging from March 2006 to March 2010, for each trailer being leased. The agreement contains customary default provisions, requires CET-SC to pay for any damage to an individual trailer in excess of $250 and requires lessee to maintain and repair the trailers and tires as needed.

     *     Commercial Lease.  CET-DEL and Powe2Ship entered into a lease with
           ----------------
CET-SC to rent the facility located at 201 Bray Park Road, West Columbia, South Carolina which previously had served as the corporate office for CET-SC. The term of the lease is five years and we have an option to renew the lease for one year at the end of the five-year term. Further, we have the option to immediately terminate the lease in the event that the contract with CET-DEL's current largest customer is not renewed. The monthly rent is $4,200 during the five-year initial term and $5,040 during the one-year option period. Also, we agreed to pay, prior to the respective due dates thereof, all insurance premiums, charges, costs, expenses and payment required to be paid in accordance with the lease. The lease agreement contains customary default provisions and requires the prior written consent of CET-SC to alter the property or to assign the lease to unaffiliated third parties.

     *     Agreement with TPS Logistics, Inc. CET-DEL entered into an agreement
           ----------------------------------
with TPS Logistics, Inc. wherein TPS engaged CET-DEL as its exclusive carrier to perform all of TPS' transportation needs for its customers. The agreement will terminate the earlier of March 20, 2010 or when the agreement between TPS and
its current largest customer is no longer effective.   As compensation TPS will
receive a percentage of all revenue derived from its current largest customer for freight hauled to and from Blythewood, S.C. Mr. W. A. Stokes is vice president and his wife is principal of TPS.

     *     Consulting Agreement with Stokes Logistics Consulting, LLC.   CET-DEL
           ----------------------------------------------------------
entered into a five year Consulting Agreement with Stokes Logistics Consulting, LLC which provides that Stokes Logistics, through Mr. W.A. Stokes, the principal of CET-SC, will provide certain specified services to CET-DEL including maintaining and building the business relationship with both its current largest customer and TPS Logistics, Inc. As compensation CET-DEL will pay Stokes Consulting a fee based upon its gross revenue, payable monthly, with the minimum and maximum payable in any one year of $100,000 and $200,000, respectively. As additional compensation, CET-DEL also agreed to pay Stokes Logistics an amount equal to what it is obligated to pay TPS Logistics if for any reason CET-DEL is not paying TPS Logistics the amounts due it under the Commission Agreement described above. The agreement contains customary confidentiality and non-circumvention provisions and can be terminated under certain circumstances including fraud by Stokes Consulting, a breach of the confidential provisions of the agreement or a material breach under the Mutual Agreement. The agreement may be extended for two successive one year terms upon the consent of both parties.

     *     Employment Agreement with W.A. Stokes.  CET-DEL also entered into a
           --------------------------------------
one year employment agreement with Mr. W.A. Stokes to serve as its President. Mr. Stokes shall be entitled to an annual base salary of $150,000, and a quarterly bonus based on the gross revenue that he is responsible for acquiring for CET-DEL derived from its current largest customer for certain freight. Mr. Stokes is also entitled to participate in all benefit plans CEL-DEL may offer its employees, reimbursement for business expenses, and an automobile allowance. The initial term of the agreement can be extended for two additional one year terms unless otherwise terminated by either party. The employment agreement can be terminated by CET-DEL for "cause" as defined in the agreement, in the event of Mr. Stokes' death or disability or if CET-DEL discontinues operating its business. Mr. Stokes may terminate the agreement with "good cause" if CET-DEL breaches the compensation or benefit section of the agreement. If CET-DEL terminates the agreement without cause, or if Mr. Stokes terminates the agreement with good cause, Mr. Stokes is entitled to payment of his base salary for the remaining term of the agreement. If the agreement is terminated by CET-DEL for cause, or by Mr. Stokes for any reason other than with good cause, he is only entitled to compensation through the date of termination. The agreement contains non-compete and confidential provisions.

     *     Escrow Agreement.  We have deposited the shares of CET-DEL owned by
           ----------------
P2S Holdings, Inc., our wholly owned subsidiary and sole shareholder of CET-DEL, into an escrow account for a period of two years following the closing of the transaction. During this period we retain voting rights over these securities. In the event of a default under the escrow agreement, the seller has the right to assume control of CET-DEL during the period of default. Once the period of default has been cured, control of CET-DEL reverts to us. A default under the escrow agreement would occur if CET-DEL's net worth drops below certain levels or if we are delinquent in our payments to CET-SC, Stokes Logistics Consulting, LLC or TPS Logistics, Inc. under the agreements described above.

     *     Fee Assumption Agreement.  In April 2004, CET-SC and Mr. Stokes had
           ------------------------
entered into an agreement with Chapman Associates and T.V. Adams, its managing director, whereby Chapman Associates was engaged to sell the assets of CET-SC and, as a result of our purchase as described above, Chapman Associates was entitled to a $100,000 fee. We assumed the obligations of CET-SC under the agreement and have satisfied this fee through the issuance of 370,370 shares of our common stock to Mr. Adams. We granted Mr. Adams piggy-back registration rights covering these shares.

     Pursuant to our loan and security agreement dated December 2, 2004 related to our $1,000,000 revolving line of credit with Mercantile Capital, L.P., we may have been required to obtain the written consent of Mercantile prior to purchasing the assets of CET-SC. As of the date of this current report, Mercantile has expressed in writing that it does not object to the asset purchase but has reserved its rights and remedies until it has had an opportunity to fully review the transaction.

Item 3.02.     Unregistered Sales of Equity Securities

     In March 2005 we issued 370,370 shares of our common stock to an accredited investor as satisfaction of the fee due under the Fee Assumption Agreement described above. These shares, valued at approximately $100,000, were issued in a private transaction exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of that act. The certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

Item 9.01.     Financial Statements and Exhibits

(a)     Financial Statements of Businesses Acquired.

     Financial statements of Commodity Transport Associates as may be required for the periods specified in Rule 3-05(b) of Regulation S-X will be filed under an amendment to this Report within the prescribed time frame.


(b)     Pro Forma Financial Information.

     Pro formal financial information which may be required by Articles 11 of Regulation S-X will be filed under amendment to this Report within the prescribed time frame.

(c)     Exhibits.

10.28          Mutual Agreement dated as of March 21, 2005
10.29          Escrow Agreement dated as of March 21, 2005
10.30          Equipment Lease Agreement dated March 21, 2005
10.31          Commercial Lease dated March 21, 2005.
10.32          Commodity Express Transportation, Inc. - TPS Logistics, Inc.
               Agreement dated March 21, 2005
10.33 Consulting Agreement dated March 21, 2005 with Stokes Logistics Consulting, LLC
10.34          Employment Agreement dated March 21, 2005 with W.A. Stokes
10.35          Fee Assumption Agreement

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            POWER2SHIP, INC.


Date:  March 25, 2005                        By:  /s/ Richard Hersh
                                                 -----------------
                                                 Richard Hersh,
                                                 Chief Executive Officer